Exhibit 10.4

IEC ELECTRONICS CORP.

DIRECTOR RESTRICTED SHARE AWARD AGREEMENT
PURSUANT TO
2010 OMNIBUS INCENTIVE COMPENSATION PLAN

THIS DIRECTOR RESTRICTED SHARE AWARD AGREEMENT (the “Award Agreement”) is dated as of [ ] (hereinafter, the “Date of Grant”), by and between IEC Electronics Corp., a Delaware corporation (the “Company”) and [ ], a Director of the Company (the “Director”).
WHEREAS, the Company has adopted the IEC Electronics Corp. 2010 Omnibus Incentive Compensation Plan (the “Plan”) pursuant to which awards of restricted shares of the Company’s common stock may be granted to persons including members of the Board of Directors of the Company (the “Board”); and
WHEREAS, in accordance with the provisions of the Plan, the Board has authorized the grant of restricted shares on the terms and conditions herein set forth and as otherwise provided in the Plan.
NOW, THEREFORE, in consideration of services rendered and to be rendered by Director and the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
1.    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Award Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Award Agreement shall have the definitions set forth in the Plan; provided, however, in the event of any conflict between the Plan and this Award Agreement, this Award Agreement shall be controlling. The Board shall have final authority to interpret and construe the Plan and this Award Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Director and his legal representative in respect of any questions arising under the Plan or this Award Agreement.
2.    Grant of Restricted Shares. The Company hereby grants to the Director as of the Date of Grant a Restricted Share Award consisting of [ ] shares of common stock of the Company, $.01 par value (the “Restricted Shares”), on the terms and conditions and subject to the restrictions set forth in this Award Agreement and as otherwise provided in the Plan. The Restricted Shares shall vest in accordance with Section 3 hereof.
3.    Restriction Periods and Vesting. All of the Restricted Shares are non-vested and forfeitable as of the Date of Grant. Except as otherwise provided in this Award Agreement and the Plan, the Restricted Shares shall vest as follows:
On the first anniversary of the Date of Grant - [ ] shares;

Exhibit 10.4

On the second anniversary of the Date of Grant - [ ] shares; and
On the third anniversary of the Date of Grant - [ ] shares;
provided Director is continuously a member of the Board throughout the period from the Date of Grant until the applicable anniversary. Each such anniversary is hereinafter referred to as the “Vesting Date”.
4.    Restrictions on Transfer. Except as otherwise provided in this Award Agreement, until the Restricted Shares vest and become non-forfeitable on the applicable Vesting Date, they may not be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and they shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, exchange, transfer, pledge, hypothecation, or other disposition of the Restricted Shares contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Restricted Shares, shall be null and void and without effect.
5.    Termination of Services; Detrimental Activities. Except as provided in Section 10 hereof, unvested Restricted Shares shall be immediately and automatically forfeited, without consideration and without any further action by the Company, by the Director upon the Director’s cessation of Board membership. Such unvested and forfeited Restricted Shares shall be returned to or cancelled by the Company. Notwithstanding Section 11 hereof, if the Director engages in any Detrimental Activity (as defined in the Plan) prior to the vesting of the Restricted Shares, the Board may cancel, rescind, suspend, withhold or otherwise limit or restrict this Award of Restricted Shares. If the Director engages in any Detrimental Activity (as defined in the Plan) after the vesting of the Restricted Shares, Section 8.3 of the Plan shall apply.
6.    Taxes and Section 83(b) Election.
6.1    Income Taxes
The Director acknowledges that upon the date any Restricted Shares granted hereby become vested (or, in the event that the Director makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”), upon the Date of Grant with respect to all Restricted Shares) the Director will be deemed to have taxable income measured by the then Fair Market Value of such Restricted Shares. The Director acknowledges that any income or other taxes due from Director with respect to such Restricted Shares shall be the Director’s responsibility.
Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding (the “Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Director’s responsibility and the Company: (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Shares or the subsequent sale of any shares of Stock; and (ii) does not commit to structure the Restricted Shares to reduce or eliminate the Director’s liability for Tax-Related Items.

Exhibit 10.4

6.2    Section 83(b) Election
Director understands that Director may elect to be taxed at the time of the Date of Grant, rather than at the time the restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Date of Grant. In the event Director files an 83(b) Election, Director will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Restricted Shares and the Fair Market Value of such shares as of the Date of Grant. If Director elects to make a Section 83(b) Election, Director shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the Internal Revenue Service within 10 days of filing notice of such election. Director acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the Award of Restricted Shares hereunder, and does not purport to be complete. DIRECTOR FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING THE DIRECTOR’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED DIRECTOR TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH DIRECTOR MAY RESIDE AND THE TAX CONSEQUENCES OF DIRECTOR’S DEATH OR FORFEITURE OF SHARES AFTER AN 83(b) ELECTION.
7.    Stock Certificates.
7.1    Certificate; Book Entry
The Company, in its discretion, shall issue the Restricted Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Director, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the Restricted Shares, including any restrictions that are advisable under the rules, regulations and other requirements of the SEC, the NYSE American or any other stock exchange or quotation system upon which such Restricted Shares are then listed or reported and any applicable federal or state laws.
7.2    Legend
The Director agrees that any certificate issued for the Restricted Shares prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend, and any account for shares held in book entry form shall bear a similar notation:
THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER (THE “RESTRICTIONS”), CONTAINED IN THE IEC ELECTRONICS CORP. 2010 OMNIBUS INCENTIVE COMPENSATION PLAN, AND IN A RESTRICTED SHARE AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED

Exhibit 10.4

OWNER AND THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, EXCHANGE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT.
7.3    Custody
The Company may retain physical custody of the certificates representing the Restricted Shares, or control of the applicable book entry account, until all of the restrictions on transfer pursuant to this Award Agreement lapse or shall have been removed. In the event the Company retains physical custody of the certificates representing the Restricted Shares, or control of the applicable book entry account, the Director shall not retain physical custody of any certificates representing unvested Restricted Shares issued to Director.
7.4    Delivery of Certificates Upon Vesting
Upon the lapse of restrictions relating to any Restricted Shares, the Company shall, as applicable, either remove the notations on any such Restricted Shares issued in book-entry form or deliver to the Director or the Director’s personal representative a stock certificate representing a number of shares of common stock, free of the restrictive legend described above, equal to the number of Restricted Shares with respect to which such restrictions have lapsed. If certificates representing such Restricted Shares shall have heretofore been delivered to the Director, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended shares of common stock.
7.5    Unvested Forfeited Shares
Any Restricted Shares forfeited pursuant to this Award Agreement shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Company nor any of the Director’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares, including the right to vote the Restricted Shares or receive dividends or other distributions paid or made with respect thereto. If certificates for any such Restricted Shares containing restrictive legends shall have theretofore been delivered to the Director (or Director’s legatees or personal representative), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.
7.6    Stock Power; Power of Attorney
Concurrently with the execution and delivery of this Award Agreement, if requested by the Company, Director shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to such Restricted Shares. Director, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement,

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the Company and each of its authorized representatives as Director’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares.
8.    Capital Changes and Adjustments. This Award shall be adjusted by the Board at the same time as adjustments are made in accordance with Section 4.2 of the Plan with regard to “Adjustments in Authorized Stock Awards” in a manner similar to, and subject to, the same requirements under Section 4.2 of the Plan.
9.    Shares Issued Upon Changes in Capitalization. The restrictions imposed under this Award Agreement shall apply as well to all shares or other securities issued in respect of the Restricted Shares in connection with any stock split, stock dividend, stock distribution, recapitalization, reclassification, merger, consolidation or reorganization.
10.    Lapse of Restrictions and Acceleration of Vesting. Prior to the lapsing of the restrictions in accordance with Section 3 hereof, in the event of (a) any Change in Control of the Company (as defined in the Plan), or (b) the Director’s cessation of Board membership by reason of death or Disability, the restrictions set forth in this Award Agreement shall immediately lapse, the Restricted Shares shall become fully vested, and the Company shall issue the certificate representing the Restricted Shares without a restrictive legend.
11.    Amendment to this Award Agreement. The Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award, prospectively or retroactively; provided, however, that, except as set forth in the Plan, any such waiver, amendment, alteration, suspensions, discontinuance, cancelation or termination that would materially and adversely impair the rights of the Director [or any holder or beneficiary of [any Award theretofore granted]] shall not to that extent be effective without the consent of the Director[, holder or beneficiary].
12.    Right of Service. Nothing contained herein shall confer upon the Director any right to be continued in the membership of the Board or interfere in any way with the right of the Company, which is hereby reserved, to terminate Director’s membership on the Board at any time for any reason whatsoever.
13.    Rights as a Stockholder. Upon award of the Restricted Shares and subject to the restrictions contained in Sections 3, 4, 5 and 7, the Director shall be the record owner of the Restricted Shares and shall have all the rights of a stockholder of the Company with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive all dividends and other distributions paid or made with respect thereto. All such other distributions shall be credited to the Director subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid and shall be paid to the Director promptly after the full vesting of the Restricted Shares with respect to which such distributions were made.
14.    Notices. Notices hereunder shall be in writing and if to the Company shall be delivered personally to the Secretary of the Company or mailed to its principal office, 105 Norton Street, P.O. Box 271, Newark, New York 14513, addressed to the attention of the Corporate Secretary

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and, if to the Director, shall be delivered personally or mailed to the Director at Director’s address as the same appears on the records of the Company. Each such notice delivered personally shall be deemed to have been given when delivered. Each such notice delivered by mail shall be deemed to have been given when it is deposited in the United States mail. The Director hereby agrees to promptly provide the Company with written notice of any change in the Director’s address for so long as this Award Agreement remains in effect.
15.    Interpretations of this Award Agreement. All decisions and interpretations made by the Board with regard to any question arising hereunder or under the Plan shall be binding and conclusive on the Company and the Director. The Award and the Restricted Shares are subject to the provisions of the Plan which are incorporated herein by reference. In the event there is any inconsistency between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall govern.
16.    Successors and Assigns. This Award Agreement shall bind and inure to the benefit of the Company and the successors and assigns of the Company and to the Director and to the Director’s heirs, executors, administrators, successors and assigns.
17.     Discretionary Nature of Plan. The Plan is discretionary and may be amended, modified or terminated by the Company at any time, in its discretion. The grant of the Restricted Share Award in this Award Agreement does not create any contractual right or other right to receive any Restricted Share Award or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Director’s service to the Company.
18.    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.
19.     Counterpart Execution. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument. Facsimile signatures shall have the effect of actual signatures for purposes of this Award Agreement.
20.    Acknowledgement; Bound by Plan. By signing this Award Agreement, the Director acknowledges that Director has received a copy of the Plan, has had an opportunity to review the Plan and this Award Agreement in their entirety, understands all provisions of the Plan and this Award Agreement, and agrees to be bound by, and to comply with, all the terms and provisions of the Plan and this Award Agreement.

Exhibit 10.4

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by its duly authorized officer and the Director has set Director’s hand, on the day and year first above written.
IEC ELECTRONICS CORP.

By:
Name:    Jeffrey T. Schlarbaum
Title:    President and Chief Executive Officer

Director

[name]

Exhibit 10.4

Exhibit A

STOCK POWER

For value received, the undersigned hereby sells, assigns and transfers unto IEC Electronics Corp. (the “Corporation”) _________ shares of the Common Stock of the Corporation standing in my name on the books of said Corporation represented by Certificate(s) No(s)._______, and does hereby irrevocably constitute and appoint ________________________________________ attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.
Dated:________________
[name]